Exhibit 99

   Contact: Peter C. Castle, CFO
   NetWolves Corp.
   (813)-286-8644
   investor@netwolves.com

          NetWolves Reports Fourth Quarter and Fiscal Year 2006 Results


Tampa, Fla. - October 18, 2006 - NetWolves Corp. (OTCBB.WOLV.OB), a global network continuity and security provider, today announced its financial and operating results for the fourth quarter and fiscal year 2006.

Selected results for the fourth quarter and for fiscal year 2006 are as follows:

For fiscal year 2006, the company reported revenue of $21.8 million, which represents a decrease of $5.3 million or 20% compared to $27.1 million the prior year. The company reported a net loss for fiscal year 2006 of $3.7 million compared to a net loss of $4.8 million during the prior year. Net losses attributable to common shareholders were $4.6 million or a net loss per share of $.15 during fiscal 2006, compared to net losses attributable to common shareholders of $5.9 million or a net loss of $.24 per share in the prior year.

For the fourth quarter, the company reported revenue of $4.9 million. This represents a decrease of $1.9 million or approximately 28% compared to $6.8 million during the same period of the prior year. The company reported a net loss for the fourth quarter of $1.4 million compared to a net loss of $3.2 million during the same period of the prior year. Net losses attributable to common shareholders were $1.7 million or a net loss per share of $.06, compared to net losses attributable to common shareholders of $3.3 million or a net loss of $.13 per share in the same period of the prior year.


Additional highlights from the year include:

     o One of Nation's Top Leisure Travel Agency selects NetWolves' Multi-Vendor Solution for 100 Percent Geographic Coverage by Deploying Backup Internet Services
     o McLane Company Expands Long-Term Relationship with NetWolves, adding Cost Effective High-Availability Solutions
     o    1-800-FLOWERS.COM(r) Selects NetWolves' ASUREnetTM Service
     o    E Solutions Chooses NetWolves for GIG E connection services
     o Channel Partner Program Builds Solid Foundation With New Partner, and Leverages Channel Partners to Create One of the Most Flexible Channel Partner Programs in the Country
     o Leading Energy Provider Signs Four-Year, $4 Million Managed Services Agreement to Deploy NetWolves' ASUREnet(TM) Solution Nationwide

"Although the last fiscal year has been one of rebuilding due to the loss of our major customer, we have made great strides in becoming a recognized managed services company" said Walter M. Groteke, Chairman and Chief Executive Officer of NetWolves. "Excluding revenue from the major customer, our managed service charges have substantially increased from the prior year. We have further developed our growth model of direct sales, existing customer retention, expanding our offerings into our existing base and our Channel Partner Program. In each of these areas, we can point to fundamental progress this year as highlighted by additional customers, expanded services to existing customers, and the initial success of our Channel Partner Program. Our emphasis will continue to be increasing sales of our higher margin managed services business in contrast to the commoditized voice business."


"We have expanded our vendor relationships, internal systems, and now stand in a strong position to deliver ubiquitous connectivity virtually anywhere," said Mr. Groteke. "The reach of our broadband coverage allows us to mix and match and deliver a best-in-class solution giving our customers a primary or a redundant solution under one contract, one support structure, and a single invoice. We have grown significantly in this area and are positioned for additional growth in an area where customers are seeking us out to deliver an end-to-end solution."

The company will not be conducting a conference call to discuss year-end results.

The company's fiscal year 2006 overview:

                           CONSOLIDATED BALANCE SHEETS


                                                                                                June 30,
                                                                                -----------------------------------------
                                                                                          2006                 2005
                                                                                ------------------      -----------------
ASSETS
Current assets
    Cash and cash equivalents                                                         $  2,016,156            $ 3,325,318
    Restricted cash                                                                              -                 25,958

    Accounts receivable, net of allowance for doubtful accounts of                       2,825,679              4,206,658
         $ 1,146,044 and $515,317 at June 30, 2006 and 2005,respectively
    Inventories                                                                            302,562                468,705
    Prepaid expenses                                                                       367,808                354,637
                                                                                ------------------      -----------------
       Total current assets                                                              5,512,205              8,381,276

Property and equipment, net                                                                148,620                245,474

Identifiable intangible assets, net                                                      1,192,043              2,625,537

Goodwill and other indefinite lived intangible assets                                    3,793,072              3,783,687

Other assets                                                                                78,222                 72,296
                                                                                ------------------      -----------------
                                                                                      $ 10,724,162           $ 15,108,270
                                                                                ==================      =================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable and accrued expenses                                            $   5,755,385            $ 6,808,695
    Deferred revenue                                                                       538,267                692,930
    Current maturities of long-term debt                                                   100,000                300,000
                                                                                ------------------      -----------------
       Total current liabilities                                                         6,393,652              7,801,625

Long-term debt, net of current maturities                                                1,118,750                750,000
                                                                                ------------------      -----------------


       Total liabilities                                                                 7,512,402              8,551,625
                                                                                ------------------      -----------------


Shareholders' equity
    Series A convertible preferred stock, $.0033 par value; $5,997,188 liquidation preference; 1,000,000 authorized; 178,186 and 160,719
       shares issued and outstanding on June 30, 2006 and 2005, respectively           $ 2,092,885            $ 1,830,979
    Series B convertible preferred stock, $.0033 par value; $6,480,169 liquidation preference; 500,000 shares authorized; 192,921 and 207,219
       shares issued and outstanding on June 30, 2006 and 2005, respectively             2,501,209              2,729,977
    Series C convertible preferred stock, $.0033 par value; $1,578,771 liquidation preference; 100,000 shares authorized; 12,962 and 16,028
       shares issued and outstanding on June 30, 2006 and 2005, respectively               205,361                365,269
    Preferred stock, $.0033 par value; 400,000 shares authorized; no shares
       issued and outstanding                                                                    -               -
    Common stock, $.0033 par value; 65,000,000 shares authorized; 33,134,097 and 29,824,205  shares issued and outstanding on June 30, 2006 and
       2005, respectively                                                                  109,344                 98,420
    Additional paid-in capital                                                          79,570,125             79,080,423
    Unamortized value of equity compensation                                                     -               (43,000)
    Accumulated deficit                                                                (81,267,164)          (77,505,423)
                                                                                ------------------      -----------------
       Total shareholders' equity                                                        3,211,760             6,556,645
                                                                                ------------------      -----------------
                                                                                     $  10,724,162          $  15,108,270
                                                                                ==================      =================

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                                  June 30,
                                                                                  -----------------------------------------
                                                                                          2006                  2005
                                                                                  ------------------      -----------------
  Revenue
      Voice services                                                                    $ 13,725,882         $ 18,577,641
      Managed service charges                                                              8,011,342            8,422,623
      Equipment and consulting                                                                99,485              129,443
                                                                                  ------------------      -----------------
                                                                                          21,836,709           27,129,707
                                                                                  ------------------      -----------------

  Cost of revenue
      Voice services                                                                       9,398,137           12,573,985
      Managed service charges                                                              4,874,779            4,961,392
      Equipment and consulting                                                                28,628                6,554
                                                                                  ------------------      -----------------
                                                                                          14,301,544           17,541,931
                                                                                  ------------------      -----------------
  Gross profit                                                                             7,535,165            9,587,776
                                                                                  ------------------      -----------------
  Operating expenses
  General and administrative                                                               5,697,096            7,049,247
  Engineering and development                                                                510,140              868,132
  Sales and marketing                                                                      5,478,941            6,085,431
  Impairment loss                                                                                  -              393,951
                                                                                  ------------------      -----------------
                                                                                          11,686,177           14,396,761
                                                                                  ------------------      -----------------
  Loss before other income (expense) and income taxes                                     (4,151,012)          (4,808,985)
                                                                                  ------------------      -----------------
  Other income (expense)
      Other income                                                                           448,605                    -
       Interest income                                                                        24,433               33,003
       Interest expense                                                                      (47,950)             (24,002)
                                                                                  ------------------      -----------------
                                                                                             425,088                9,001
                                                                                  ------------------      -----------------

  Loss before income taxes                                                                (3,725,924)          (4,799,984)

  Provision for income taxes                                                                  35,817               40,786
                                                                                  ------------------      -----------------
  Net loss                                                                              $ (3,761,741)       $  (4,840,770)
                                                                                  ==================      =================



Basic and diluted net loss per share

Net loss                                                                                $ (3,761,741)       $  (4,840,770)

Dividends on convertible preferred stock                                                    (826,304)          (1,083,463)
                                                                                  ------------------      -----------------

Net loss attributable to common shareholders                                            $ (4,588,045)       $  (5,924,233)
                                                                                  ==================      =================

Basic and diluted net loss per share                                                    $      (0.15)       $       (0.24)
                                                                                  ------------------      -----------------

    Weighted average common shares
      outstanding, basic and diluted                                                      31,144,024           24,966,916
                                                                                  ==================      =================

About NetWolves Corporation

NetWolves Corp. is a global network continuity and security provider that delivers services to more than 1,000 customers. As a neutral FCC-licensed carrier with a proprietary network communications and management infrastructure, NetWolves provides a cost-effective, comprehensive and reliable network communications service. Some of NetWolves' customers include General Electric, University of Florida, Bristol-Myers Squibb, McLane Company, JoAnn Stores and Marchon Eyewear. NetWolves is headquartered in Tampa, Fla.



                                       ###

Forward Looking Statements


All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position, business strategy, and the plans and objectives of the Company's management for future operations, are forward looking statements. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, ability to attract and retain new and existing customers, ability to raise additional funds, competitive factors and pricing pressure, capacity and supply constraints, the ability to sustain our projected rate of growth and the risk factors set forth in our filings with the Securities and Exchange Commission. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward- looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.